Exhibit (h)(4)

AMENDMENT #30 to FUND SERVICES AGREEMENT

AMENDMENT #30 (the “Amendment”) dated as of October 22, 2013 by and between PROSHARES TRUST (“ProShares”) and J.P. MORGAN INVESTOR SERVICES CO. (“J.P. Morgan”) to the Fund Services Agreement dated June 16, 2006 (as amended and in effect on the date hereof, the “Agreement”).

WITNESSETH

WHEREAS, ProShares and J.P. Morgan have entered into the Agreement, and

WHEREAS, ProShares and J.P. Morgan wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and J.P. Morgan.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and J.P. Morgan hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) All references to Fund Regulatory Services are hereby deleted from the agreement.

(b) Schedule A of the Agreement is hereby amended by replacing it in its entirety with Schedule A annexed hereto.

(c) Schedule B of the Agreement is hereby amended by replacing it in its entirety with Schedule B annexed hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine) and the applicable provisions of the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Amy R. Doberman
Name: Amy R. Doberman
Title: Chief Legal Officer and Secretary

J.P. MORGAN INVESTOR SERVICES CO.

/s/ Josh Jacobs
Name: Josh Jacobs
Title: Vice President

FUND SERVICES AGREEMENT

SCHEDULE A

1.	ProShares Short S&P500
2.	ProShares Short QQQ
3.	ProShares Short Dow30
4.	ProShares Short MidCap400

5.	ProShares UltraShort S&P500
6.	ProShares UltraShort QQQ
7.	ProShares UltraShort Dow30
8.	ProShares UltraShort MidCap400

9.	ProShares Ultra S&P500
10.	ProShares Ultra QQQ
11.	ProShares Ultra Dow30
12.	ProShares Ultra MidCap400

13.	ProShares Ultra SmallCap600
14.	ProShares Ultra Russell2000

15.	ProShares Short SmallCap600
16.	ProShares Short Russell2000
17.	ProShares UltraShort SmallCap600
18.	ProShares UltraShort Russell2000

19.	ProShares Ultra Basic Materials
20.	ProShares Ultra Consumer Goods
21.	ProShares Ultra Consumer Services
22.	ProShares Ultra Financials
23.	ProShares Ultra Health Care
24.	ProShares Ultra Industrials
25.	ProShares Ultra Oil & Gas
26.	ProShares Ultra Real Estate
27.	ProShares Ultra Semiconductors
28.	ProShares Ultra Technology
29.	ProShares Ultra Utilities

30.	ProShares UltraShort Basic Materials
31.	ProShares UltraShort Consumer Goods
32.	ProShares UltraShort Consumer Services
33.	ProShares UltraShort Financials
34.	ProShares UltraShort Health Care
35.	ProShares UltraShort Industrials
36.	ProShares UltraShort Oil & Gas
37.	ProShares UltraShort Real Estate
38.	ProShares UltraShort Semiconductors
39.	ProShares UltraShort Technology

40.	ProShares UltraShort Utilities

41.	ProShares Ultra Russell1000 Value
42.	ProShares Ultra Russell1000 Growth
43.	ProShares Ultra Russell MidCap Value
44.	ProShares Ultra Russell MidCap Growth
45.	ProShares Ultra Russell2000 Value
46.	ProShares Ultra Russell2000 Growth
47.	ProShares UltraShort Russell1000 Value
48.	ProShares UltraShort Russell1000 Growth
49.	ProShares UltraShort Russell MidCap Value
50.	ProShares UltraShort Russell MidCap Growth
51.	ProShares UltraShort Russell2000 Value
52.	ProShares UltraShort Russell2000 Growth

53.	ProShares Short MSCI Emerging Markets
54.	ProShares Short MSCI EAFE
55.	ProShares UltraShort MSCI Emerging Markets
56.	ProShares UltraShort MSCI Japan
57.	ProShares UltraShort MSCI EAFE
58.	ProShares UltraShort FTSE China 25

59.	ProShares UltraShort 7-10 Year Treasury
60.	ProShares UltraShort 20+ Year Treasury

61.	ProShares Ultra FTSE China 25
62.	ProShares Ultra MSCI Japan

63.	ProShares Ultra Telecommunications
64.	ProShares UltraShort Telecommunications

65.	ProShares Short Financials
66.	ProShares Short Oil & Gas

67.	ProShares Ultra MSCI EAFE
68.	ProShares Ultra MSCI Emerging Markets
69.	ProShares Ultra Russell3000

70.	ProShares UltraShort Europe
71.	ProShares UltraShort MSCI Pacific ex-Japan
72.	ProShares UltraShort MSCI Brazil Capped

73.	ProShares UltraShort MSCI Mexico Capped IMI
74.	ProShares UltraShort Russell3000

75.	ProShares Large Cap Core Plus

76.	ProShares UltraPro S&P500
77.	ProShares UltraPro Short S&P500

78.	ProShares Short 20+ Year Treasury

79.	ProShares Ultra 7-10 Year Treasury
80.	ProShares Ultra 20+ Year Treasury

81.	ProShares UltraPro Dow30
82.	ProShares UltraPro MidCap400
83.	ProShares UltraPro Russell2000
84.	ProShares UltraPro QQQ
85.	ProShares UltraPro Short Dow30
86.	ProShares UltraPro Short MidCap400
87.	ProShares UltraPro Short Russell2000
88.	ProShares UltraPro Short QQQ

89.	ProShares Short Basic Materials
90.	ProShares Short Real Estate
91.	ProShares Short FTSE China 25
92.	ProShares Ultra Nasdaq Biotechnology
93.	ProShares UltraShort Nasdaq Biotechnology

94.	ProShares Ultra KBW Regional Banking
95.	ProShares Short KBW Regional Banking

96.	ProShares Ultra Europe
97.	ProShares Ultra MSCI Pacific ex-Japan
98.	ProShares Ultra MSCI Brazil Capped
99.	ProShares Ultra MSCI Mexico Capped IMI

100.	ProShares RAFI Long/Short

101.	ProShares Hedge Replication ETF
102.	ProShares UltraShort TIPS

103.	ProShares Short High Yield
104.	ProShares Short Investment Grade Corporate
105.	ProShares Ultra Short 3-7 Year Treasury
106.	ProShares Short 7-10 Year Treasury

107.	ProShares Ultra High Yield
108.	ProShares Ultra Investment Grade Corporate
109.	ProShares German Sovereign/Sub-Sovereign ETF
110.	ProShares UltraPro 10 Year TIPS/TSY Spread
111.	ProShares UltraPro Short 10 Year TIPS/TSY Spread
112.	ProShares 30 Year TIPS/TSY Spread
113.	ProShares Short 30 Year TIPS/TSY Spread
114.	ProShares UltraPro MSCI Emerging Markets
115.	ProShares UltraPro Short MSCI Emerging Markets
116.	ProShares UltraPro 20+ Year Treasury
117.	ProShares UltraPro Short 20+ Year Treasury
118.	ProShares USD Covered Bond
119.	ProShares UltraPro Financials
120.	ProShares UltraPro Short Financials

121.	ProShares Merger ETF
122.	ProShares Global Listed Private Equity ETF
123.	ProShares High Yield Interest Rate Hedged
124.	ProShares S&P 500 Aristocrats ETF
125.	ProShares Investment Grade – Interest Rate Hedged
126.	ProShares Short Term USD Emerging Markets Bond ETF

FUND SERVICE AGREEMENT

SCHEDULE B

FEE Schedule

Fund Accounting, Fund Administration and Standard Fund Regulatory Services

The annual fees set forth on this Schedule B include the (1) per fund fees for funds that hold securities, other than cash equivalents, (2) per fund fees for funds that do not hold securities, except for cash equivalents, and (3) out-of-pocket expenses described in Section 5, which will be valid for the services described in this Agreement. The fees described herein will not be subject to change for a period of three (3) years following June 1, 2011. JPM will monitor the funds for securities holdings on a quarterly basis and will obtain the Trust’s prior approval for any proposed changes.

(1)	Annual fee for funds that hold securities other than cash equivalents (calculated monthly based on average daily net assets)

Fee Schedule (June 1st 2011 – December 31 2011)

[Redacted]

Beginning with an effective date of January 1st, 2012

[Redacted]

The minimum fee does not apply for the initial year for any new fund.

JPM will [Redacted] of the annual asset based fee for assets of each fund from [Redacted] for the initial twelve months of this amended agreement beginning with an effective date of June 1, 2011. For funds where the total annual asset based fee does not exceed the minimum asset based fee for the initial year of this amendment, the minimum asset-based fee will be decreased by the amount equal to: the average assets of the fund for [Redacted].

Annual Cost Lot Selection Fee: [Redacted]

Annual PFIC Identification Fee: [Redacted]

Annual Fee for periodic Capital Gain Estimates (up to ten): [Redacted]

(2)	Annual fee for funds that do not hold securities other than cash equivalents (calculated monthly based on average daily net assets)

Fee Schedule (June 1st 2011 – December 31 2011)

[Redacted]

Beginning with an effective date of January 1st, 2012

[Redacted]

The minimum fee does not apply for the initial year for any new fund.

JPM will [Redacted] of the annual asset based fee for assets of each fund from [Redacted] for the initial twelve months of this amended agreement beginning with an effective date of June 1, 2011. For funds where the total annual asset based fee does not exceed the minimum asset based fee for the initial year of this amendment, the minimum asset-based fee will be decreased by the amount equal to: the average assets of the fund for the first year x 2.5 BPS.

Annual Fee for periodic Capital Gain Estimates (up to ten): [Redacted]

(3)	Out-of-Pocket Expenses

A list of out-of-pocket expenses is provided in Section 5. J.P. Morgan must obtain the Trust’s approval for any additional out-of-pocket expenses. The Trust will reimburse J.P. Morgan for Fund expenses incurred by J.P. Morgan on behalf of the Trust, provided that such expenses are without markup, customary and commercially reasonable. With respect to the foregoing, J.P. Morgan shall provide, upon request by the Trust, invoices and other reasonable items requested by the Trust in order to verify such expenses.